                                                         EXHIBIT 10(iii).11

                          RETIREMENT RESTORATION PLAN

                                       OF

                                  SAFEWAY INC.





                           Effective January 1, 1994

                               TABLE OF CONTENTS



                                                                                                     Page
                                                                                                     ----
ARTICLE I        -        Definitions                                                                 1

ARTICLE II       -        Eligibility for and Amount of Retirement
                          Related Benefits                                                            2

ARTICLE III      -        Executive Death Benefits                                                    6

ARTICLE IV       -        Miscellaneous                                                               7

                                                                             1
                                  SAFEWAY INC.

                          RETIREMENT RESTORATION PLAN



This Retirement Restoration Plan for designated employees of Safeway Inc. is adopted by the Company to be effective as of January 1, 1994.

                                   ARTICLE I
                                  DEFINITIONS

1.01     "Actuarial Equivalent" shall mean the equivalent of a given benefit or a given amount payable in another manner or by other means, determined by or under the direction of the Committee in accordance with actuarial principles, methods and assumptions which are found to be appropriate by the Committee.  Unless otherwise determined by the Committee, such assumptions shall be those assumptions which are in effect from time to time under the Basic Plan.

1.02     "Affiliate" means any corporation, partnership or other entity in which the Company has a substantial economic interest and which the Committee designates as an Affiliate.

1.03     "Basic Plan" means the Employee Retirement Plan of Safeway Inc. and its Domestic Subsidiaries, as amended and restated from time to time.

1.04     "Beneficiary" means any person designated in writing by the Participant to receive benefits under the terms of the Basic
         Plan.  "Life Insurance Beneficiary" means any person designated in writing by the Participant to receive benefits under the terms of the Safeway Inc. Group Term Life Insurance Plan.

1.05     "Board of Directors" means the Board of Directors of Safeway Inc.

1.06     "Committee" means the Executive Compensation Committee appointed by the Board of Directors of the Company, and given authority by the Board of Directors to administer this Plan.

1.07     "Company" means Safeway Inc.

1.08     "Executive Officer" means any Senior Vice President, Executive Vice President or more senior executive officer of the
         Company (or an Affiliate of the Company) provided that he is on a U.S. payroll.  Certain Executive Officers are eligible for special death benefits under Article III.  By written resolution, the Committee may specify other key employees to be eligible for those benefits or may discontinue coverage for otherwise eligible Executive Officers.

                                                                             2

1.09     "Participant" means any employee who was a Participant in the Senior Executive Supplemental Benefit Plan as of December 31,
         1993, or any salaried employee on the U.S. payroll of the Company, any Subsidiary, or any Affiliate, who is a Participant
         in the Basic Plan and whose benefits under the Basic Plan are limited by the restrictions of Sections 401(a)(17) and/or 415 of the Internal Revenue Code of 1954 or the Internal Revenue Code of 1986, as amended (collectively, the "Code"); provided that no employee shall become or remain a Participant if the Committee determines that such employee is not a member of "a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1)
         of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").  Certain employees who might otherwise qualify as Participants in this Plan shall specifically be ineligible for benefits set forth in Article II, Article III or both Articles of this Plan as set forth in Appendix B, which appendix may be amended or supplemented by the Committee, from time to time, in its sole discretion and the Committee shall have the power to exclude current Participants from the Plan in its sole discretion.

1.10     "Plan" means this Retirement Restoration Plan.

1.11     "Service" shall mean service of a Participant as a common law employee of the Company, any Subsidiary, or any Affiliate.

1.12     "Subsidiary" means any corporation in which the Company holds stock, directly or indirectly, possessing more than 50% of the total combined voting power of all classes of stock of such corporation.

1.13     The masculine gender, where appearing in the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

                                   ARTICLE II
           ELIGIBILITY FOR AND AMOUNT OF RETIREMENT RELATED BENEFITS

2.01     Eligibility

         Each Participant is eligible to receive a retirement benefit under this Plan if he is eligible to receive a benefit under the terms of the Basic Plan and if he separates from Service after attaining age
         55. Notwithstanding the foregoing, the Beneficiary of a Participant who separates from Service due to death shall be eligible for a benefit hereunder regardless of the Participant's age at death.

                                                                            3
2.02     Amount of Benefit

         Unless a Participant is entitled to receive a greater retirement benefit under paragraph 2.03 below, the Participant's retirement benefit under this Plan shall be the Actuarial Equivalent of the Participant's benefits under the Basic Plan with respect to the period of the Participant's participation in the Basic Plan, subject to the adjustments described in subparagraphs (a), (b), and (c) below, reduced by the Actuarial Equivalent of the benefits to which the Participant is entitled under the Basic Plan:

         (a) "Compensation", as defined in the Basic Plan shall be determined without reference to the limitations of Section 401(a)(17) of the Code,

         (b) the limitation on benefits of Section 415 of the Code shall not apply, and

         (c) a Participant's number of Years of Participation which are taken into account in determining the Participant's benefits under the Basic Plan shall be limited to 35 years, unless the Participant had more than 35 Years of Participation as of December 31, 1993, in which case the Participant's Years of Participation shall be the Participant's number of Years of Participation as of the date of his separation from Service.

2.03     Minimum Benefit

         The amount of monthly benefit payable to a Participant who was a member of the Senior Executive Supplemental Benefit Plan as of December 31, 1993 under paragraph 2.02 above shall not be less than the "gross frozen benefit" defined in (a) below, minus the "frozen offsets" defined in (b) below, minus the amount deemed payable to the Participant under the terms of the Basic Plan offset defined in (c) below.

         (a) "Gross frozen benefit" shall mean the Participant's retirement benefit under the Senior Executive Supplemental Benefit Plan as in effect immediately prior to its termination based on the Participant's age and service determined as of December 31, 1993, and final average compensation calculated as of December 31, 1993 as if the Participant separated from Service on such date, as modified below. This amount shall be frozen as of December 31, 1993 and shall equal the product of (i), (ii) and
                 (iii), as follows:

                 (i) 85% of the Participant's final average annual compensation calculated as of December 31, 1993 as if the Participant separated from Service on such date under the terms of the Senior Executive Supplemental Benefit Plan, divided by 12.

                 (ii) The early retirement factor under the terms of the Senior Executive Supplemental Benefit Plan based on the Participant's age as of December 31, 1993, provided that if the Participant is then under age 55, the early retirement factor for age 55 will be used.

                 (iii) A fraction, not to exceed 1.0, where the numerator is the Participant's years of Service determined as of December 31, 1993 under the terms of the Senior Executive Supplemental Benefit Plan and the denominator is 20 years.

         (b) The "frozen offsets" shall also be calculated under the terms of the Senior Executive Supplemental Benefit Plan as in effect immediately prior to its termination, as modified below, and shall equal the sum of (i) and (ii), as follows.

                 (i) The Participant's maximum monthly primary Social Security benefit projected to be payable at age 65 based on the Social Security law in effect on December 31, 1993 and assuming:

                          * 4% annual growth in the National Average Earnings Index, and

                          *       3% annual increases in the Consumer Price
                                  Index.

                          This amount shall be multiplied by an early retirement factor under the Senior Executive Supplemental Benefit Plan based on the Participant's actual retirement date, as selected from the following table:


              Actual Retirement Age         Early Retirement Factor
              ---------------------         -----------------------
                       65                            100.0%
                       64                             93.3
                       63                             86.7
                       62                             80.0
                       61                             73.3
                       60                             66.7
                       59                             63.3
                       58                             60.0
                       57                             56.7
                       56                             53.3
                       55                             50.0

             The early retirement factor shall be
             interpolated for fractional ages.

                                                                            5
                 (ii) The monthly benefit, payable as a single life annuity, that can be purchased at the Participant's actual retirement date based on:

                          * The Participant's assumed account balance in the Safeway Inc. Profit Sharing Plan as of December 31, 1992, increased by the lesser of the GIC rate of return or the aggregate annual earnings rate of the Profit Sharing Plan for 1993. This amount shall be further increased by 7% assumed annual growth compounded from December 31, 1993 until the Participant's actual retirement date.

                          * Single life annuity factors based on the 1983 Group Annuity Mortality Table discounted at 7% interest.

         (c) A Participant's Basic Plan offset shall equal the amount payable to the Participant under the Basic Plan, in a single life annuity form, increased by any additional benefits, stated in single life annuity form, which the Participant would have been entitled to receive with respect to any period of time during which the Participant was eligible to, but elected not to, participate in the Basic Plan and by the single life annuity benefits attributable to any employee contributions which were withdrawn by the Participant from the Basic Plan.

         This paragraph 2.03 generally grandfathers retirement benefits payable under the Senior Executive Supplemental Benefit Plan prior to its termination on December 31, 1993, but does not grandfather any benefits that would have been payable on account of a Participant's pre-retirement or post-retirement death, except to the extent that post-retirement survivor benefits are payable in connection with the annuity form payable under paragraph 2.04 below. To clarify the calculation of the minimum benefit hereunder, Appendix A attached hereto sets forth the amounts calculated under paragraph 2.03(a) and under subparagraphs (i) and (ii) of paragraph 2.03(b) assuming retirement occurs at age 65 or December 31, 1993, if later.

2.04     Forms and Times of Benefit Payments

         Any benefit to which a Participant or Beneficiary is determined to be entitled to under this Plan will be payable in the same form, at the same time, and subject to the same actuarial reductions, if any, as benefits payable under the terms of the Basic Plan; provided, however, the option to choose a lump sum distribution shall not be available under this Plan. Accordingly, if benefits under the Basic Plan are paid in a lump sum, the Participant or Beneficiary shall elect, at least one month prior to commencement of payments, one of the annuity options offered under the Basic Plan for payment of benefits under this Plan and the amount of the benefit shall be reduced if a form other than single life annuity is elected. If periodic payments are nominal, the Committee may, in its sole discretion, pay the benefit in a lump sum payment on an Actuarially Equivalent present value basis.

                                                                            6
                                  ARTICLE III
                            EXECUTIVE DEATH BENEFITS

3.01     Eligibility for Pre-retirement Death Benefit

         A death benefit shall be payable to the Life Insurance Beneficiary of any Executive Officer who is a Participant and who dies subsequent to December 31, 1993 while employed as an Executive Officer by the Company, a Subsidiary, or an Affiliate, regardless of whether death occurs while performing services.

3.02     Amount of Pre-retirement Death Benefit

         The death benefit payable to a Life Insurance Beneficiary on account of the pre-retirement death of an eligible Executive Officer shall equal 400% of the Executive Officer's annual rate of base salary in effect at time of his death to a maximum death benefit of $4 million, minus the amount payable on account of the Executive Officer's death to his Life Insurance Beneficiary.

3.03     Eligibility for Post-retirement Death Benefit

         A post-retirement death benefit shall be payable to the Life Insurance Beneficiary of a Participant if and only if he retires from the Company, a Subsidiary, or an Affiliate as an Executive Officer after attaining age 55 and after December 31, 1993.

3.04     Amount of Post-retirement Death Benefit

         The death benefit payable to a Life Insurance Beneficiary on account of the post-retirement death of an eligible Executive Officer shall equal the greater of (a) or (b), as follows:

         (a)     (i)      Death prior to age 70:  If the eligible Executive
                          Officer dies prior to age 70, 100% of the his final average annual compensation at retirement as defined under the Basic Plan, to a maximum of $1 million.

                 (ii) Death on or after attainment of age 70: If the eligible Executive Officer dies upon or after attaining age 70, 25% of the amount in (i) above.

         (b) If the eligible Executive Officer was a member of the Senior Executive Supplemental Benefit Plan, and had both attained age 50 and participated in the Safeway Executive Supplemental Benefit Plan for at least five years as of December 31, 1993, the lump sum post-retirement death benefit in effect on December 31, 1993 under the terms of the Senior Executive Supplemental Benefit Plan based on final average compensation determined as of December 31, 1993.

3.05 Post-retirement Death Benefit for Certain Former Senior Executive Supplemental Benefit Plan Members

         Participants who were members of the Senior Executive Supplemental Benefit Plan who are not eligible for a post-retirement death benefit under paragraph 3.03 shall be eligible for the Safeway Post-Retirement Life Insurance Plan (irrespective of the 15-year service requirement). If such a Participant's death benefit under the Post-Retirement Life Insurance Plan is less than the amount payable under paragraph 3.04(b), and if the Participant had both attained age 50 and participated in the Safeway Executive Supplemental Benefit Plan for at least five years as of December 31, 1993, then the difference between such amounts shall be paid under this Plan to the Participant's Life Insurance Beneficiary.

3.06     Forms and Times of Benefit Payments

         Death benefits shall be paid as soon as practicable to the Life Insurance Beneficiary following submission of an authentic death certificate. In the event that lump sum payments result in cash flow strain or other adverse impact on the Company as determined by the Committee, the Committee shall have sole discretion to make payment in the form of periodic installments which have the same Actuarially Equivalent value as the lump sum benefit specified herein.

                                   ARTICLE IV
                                 MISCELLANEOUS

4.01     Accrual and Vesting of Benefits

         No Participant, or Life Insurance Beneficiary shall have accrued a right to or vested in any benefits under Article III of this Plan until the date on which payment of such benefits shall have commenced thereunder. No Participant or Beneficiary shall have accrued a right to or vested in any benefits under Article II of this Plan until the earlier of the date on which payment of such benefits shall have commenced thereunder or the last day of the calendar year of the Participant's retirement.

4.02     Amendment and Plan Termination

         The Company may, in its sole and absolute discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part. Any such termination, suspension or amendment may reduce or eliminate any benefits payable hereunder except with respect to any Participant, Beneficiary or Life Insurance Beneficiary who is receiving benefit payments hereunder as of the date of such termination, suspension or amendment.

         In the event of a Plan termination, the Board of Directors, may, at its sole and absolute discretion, elect any one or more of the following alternatives to satisfy the Company's obligations to Participants or Beneficiaries who are then receiving benefits under the Plan:

         (a) Continue to provide benefit payments in accordance with Articles II and III.

         (b) Make lump sum payments which are Actuarially Equivalent to the benefits payable under the Plan.

4.03     Not An Employment Agreement

         Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company, nor will it interfere with the right of the Company to deal with Participants without regard to the existence of this Plan or to terminate a Participant's employment at any time with or without cause.

4.04     No Advance Funding

         This Plan is unfunded, and the Company will make Plan benefit payments solely on a current disbursement basis. Nothing in the establishment of this Plan is to be construed as requiring or authorizing the Company to create or maintain any separate fund, account or reserve to provide for the payment of the Company's liability to a Participant under the Plan.

         All payments hereunder shall be made from the general assets of the Company and no Participant shall have any right hereunder to any specific asset of the Company.

4.05     Assignment of Benefits

         A Participant may not, either voluntarily or involuntarily, assign, anticipate, alienate, commute, pledge, discount, borrow against or encumber any benefits to which he is or may become entitled to under the Plan, nor may the same be subject to attachment or garnishment by any creditor of a Participant.

4.06     Interpretation

         This Plan is intended to qualify for exemption from Parts II, III and IV of the Employee Retirement Income Security Act of 1974, as amended, as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of such Act, and shall be so interpreted. Subject to that restriction, the Committee shall have the sole discretion to interpret this Plan and to adopt rules and interpretations for the application and implementation of this Plan. The decisions and interpretations by the Committee shall be final and binding on all Participants.

4.07     Governing Law

         This Plan shall be construed, administered and governed in all respects under and by the laws of the State of California, except to the extent preempted by federal law.


         IN WITNESS WHEREOF, Safeway Inc. has adopted this Plan, effective January 1, 1994.

                                        SAFEWAY INC.




                                        BY___________________________________

                                   APPENDIX A

                          Gross Frozen                      Frozen Offsets At Age 65 Under
                          Benefit Under                     ------------------------------
Participant               Provision 2.03(b)        Provision 2.03(b)(i)         Provision 2.03(b)(ii)
- -----------               -----------------        --------------------         ---------------------


                                   APPENDIX B

                                                   Ineligible for Benefits Under
                          ------------------------------------------------------------------------------
Employee                  Article II                        Article III              Articles II and III
- --------                  ----------                        -----------              -------------------
